Exhibit 5.2

[Letterhead of Holland & Hart LLP]

May 17, 2011

EnergySolutions, Inc.

423 West 300 South, Suite 200

Salt Lake City, Utah 84101

Re:	Registration Statement on Form S-4 Filed by EnergySolutions, Inc. (the “Company”) and EnergySolutions, LLC Relating to the Exchange Offer (as defined below)

Ladies and Gentlemen:

We have acted as special counsel in the State of Utah to EnergySolutions, LLC, a Utah limited liability company (the “Co-Issuer”), and EnergySolutions Water System, LLC, a Utah limited liability company (the “Utah Guarantor” and, together with the Co-Issuer, the “Utah Opinion Parties”), and in the State of Colorado to Manufacturing Sciences Corporation, a Colorado corporation (the “Colorado Guarantor and, (a) together with the Utah Guarantor, the “Covered Guarantors”, and (b) together with the Utah Opinion Parties, the “Opinion Parties”), in each instance for the purposes of issuing this opinion in connection with the Registration Statement on Form S-4 (the “Registration Statement”) filed by the Company and the Co-Issuer with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the “Securities Act”). The Registration Statement relates to the proposed issuance and exchange (the “Exchange Offer”) of up to $300,000,000 aggregate principal amount of 10.75% Senior Notes due 2018 of the Company and the Co-Issuer (the “Exchange Notes”) for an equal principal amount of 10.75% Senior Notes due 2018 of the Company and the Co-Issuer outstanding on the date hereof (the “Outstanding Notes”). The Outstanding Notes have been, and the Exchange Notes will be, issued pursuant to an Indenture, dated as of August 13, 2010 (as amended, supplemented or otherwise modified as of the date hereof, the “Indenture”), by and among the Company, the Co-Issuer, certain guarantors, including the Covered Guarantors, and Wells Fargo Bank, National Association, as trustee (the “Trustee”). The Outstanding Notes are, and the Exchange Notes will be, guaranteed (each, a “Subsidiary Guarantee”) on a joint and several basis by certain guarantors, including the Covered Guarantors.

For the purposes of rendering this opinion letter, we have examined originals, or copies certified or otherwise identified to our satisfaction, of the following documents (the “Opinion Documents”):

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(a) The Registration Statement;

(b) The Indenture, including the portions thereof comprising the Subsidiary Guarantee (the “Subsidiary Guarantee”) to be issued by the Covered Guarantors;

(c) A specimen copy of the form of Exchange Notes to be issued pursuant to the Indenture (together with the Indenture, the “Operative Documents”);

(d) The Articles of Organization of the Co-Issuer, certified by the Assistant Secretary of the Co-Issuer as being in full force and effect as of the date hereof;

(e) The Operating Agreement of the Co-Issuer, certified by the Assistant Secretary of the Co-Issuer as being in full force and effect as of the date hereof;

(f) Certain resolutions of the Co-Issuer, certified by the Assistant Secretary of the Co-Issuer as (i) having been adopted by the Board of Managers of the Co-Issuer on July 22, 2010 by unanimous written consent, (ii) not having been amended, modified, revoked or rescinded since their adoption and (iii) being in full force and effect as of the date hereof;

(g) Certain resolutions of the Co-Issuer, certified by the Assistant Secretary of the Co-Issuer as (i) having been adopted by the written consent of the Board of Managers of the Co-Issuer, acting on its own behalf and as the sole member of the Utah Guarantor, on May 16, 2011, (ii) not having been amended, modified, revoked or rescinded since their adoption and (iii) being in full force and effect as of the date hereof;

(h) The Articles of Organization of the Utah Guarantor, certified by the Assistant Secretary of the Utah Guarantor as being in full force and effect as of the date hereof;

(i) The Amended and Restated Limited Liability Company Agreement of the Utah Guarantor, certified by the Assistant Secretary of the Utah Guarantor as being in full force and effect as of the date hereof;

(j) Certain resolutions of the Utah Guarantor, certified by the Assistant Secretary of the Co-Issuer, as the sole member of the Utah Guarantor, as (i) having been adopted by the Board of Managers of the Utah Guarantor on July 22, 2010 by unanimous written consent, (ii) not having been amended, modified, revoked or rescinded since their adoption and (iii) being in full force and effect as of the date hereof;

(k) The Articles of Incorporation of the Colorado Guarantor, certified by the Assistant Secretary of the Colorado Guarantor as being in full force and effect as of the date hereof;

(l) The bylaws of the Colorado Guarantor, as amended, certified by the Assistant Secretary of the Colorado Guarantor as being in full force and effect as of the date hereof;

(m) Certain resolutions of the Colorado Guarantor, certified by the Assistant Secretary of the Colorado Guarantor as (i) having been adopted by the Board of Directors of the Colorado Guarantor on July 22, 2010 by unanimous written consent, (ii) not having been amended, modified, revoked or rescinded since their adoption and (iii) being in full force and effect as of the date hereof;

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(n) An (i) Assistant Secretary’s Certificate of the Assistant Secretary of the Company and the Co-Issuer of even date herewith attesting to certain factual matters, and (ii) Omnibus Assistant Secretary’s Certificate of the Assistant Secretary of the Co-Issuer, acting in its capacity of the sole member of the Utah Guarantor, and of the Assistant Secretary of the Colorado Guarantor of even date herewith attesting to certain factual matters (together, the “Secretary’s Certificates”);

(o) Certificates of Existence covering each Utah Opinion Party, issued by the Utah Department of Commerce, Division of Corporations and Commercial Code on May 12, 2011 (the “Utah Certificates”); and

(p) A Good Standing Certificate covering the Colorado Guarantor, issued by the Colorado Secretary of State on May 11, 2011 (together with the Utah Certificates, the “Good Standing Certificates”).

In rendering this opinion, we have assumed (a) the genuineness of all signatures on all documents and instruments; (b) the authenticity of all documents submitted to us as originals; (c) the conformity to originals of all documents submitted as photostatic, electronic or certified copies; (d) the valid existence of each of the parties to the Operative Documents, other than the Opinion Parties, and that each such other party had the legal capacity, power and authority required for it to enter into the Operative Documents to which it is a party, and to perform its obligations thereunder; (e) that the execution, delivery and performance by each party to the Operative Documents, other than the Opinion Parties, has been duly authorized by such party; (f) the due execution and delivery of the Operative Documents by each of the parties thereto, other than the Opinion Parties; (g) that the Operative Documents are legal, valid and binding obligations of the parties thereto and are enforceable against such parties in accordance with their respective terms; (h) the truth of the representations of each of the Opinion Parties made in the Operative Documents; (i) that there are no agreements between any parties that would alter the agreements set forth in the Operative Documents; and (j) that adequate consideration has been given to each Opinion Party for its execution and delivery of, and its performance of its obligations under, the Indenture, including, without limitation, the Subsidiary Guarantee.

As to certain factual matters we have relied on the Secretary Certificates and the Good Standing Certificates. We have undertaken no investigation or verification of such facts other than consulting the records of the Colorado Secretary of State and the Utah Department of Commerce to obtain the Good Standing Certificates. We have not reviewed any documents other than the Opinion Documents, and the opinions rendered herein are limited accordingly. The opinions expressed herein relate solely to the Operative Documents and not to any other documents, agreements, instruments or exhibits referred to in or incorporated by reference into any of the Operative Documents that are not otherwise part of the Operative Documents.

Based on the foregoing and subject to the qualifications hereinafter set forth, it is our opinion that:

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1. Each Utah Opinion Party is a limited liability company validly existing and in good standing under the laws of the State of Utah. The Colorado Guarantor is a corporation validly existing and in good standing under the laws of the State of Colorado.

2. The execution and delivery by the Co-Issuer of the Indenture and the Exchange Notes, and the performance by it of all of its obligations thereunder, have been duly authorized by all necessary limited liability company action on the part of the Co-Issuer.

3. The execution and delivery by the Utah Guarantor of the Indenture, including the Subsidiary Guarantee, and the performance by it of all of its obligations thereunder, have been duly authorized by all necessary limited liability company action on the part of the Utah Guarantor. The execution and delivery by the Colorado Guarantor of the Indenture, including the Subsidiary Guarantee, and the performance by it of all of its obligations thereunder have been duly authorized by all necessary corporate action on the part of the Colorado Guarantor.

4. The Indenture has been duly executed and delivered by each Opinion Party.

5. The execution and delivery by each of the Opinion Parties of the Indenture, and the performance by each of the Opinion Parties of its obligations under the Indenture, including the Subsidiary Guarantee as to the Covered Guarantors, do not violate any statutes or regulations of the State of Colorado or the State of Utah that customarily are applicable to business entities generally or the types of transactions contemplated by the Operative Documents.

We express no opinion as to the laws of any jurisdiction other than the laws of the States of Colorado and Utah in effect on the date hereof. We have made no inquiry into, and we express no opinion as to the effect of, or compliance with, (a) fraudulent transfer or fraudulent conveyance laws, (b) state or federal tax, antitrust or securities laws, rules or regulations, or (c) any statutes, ordinances, administrative decisions, or rules and regulations of counties, towns, municipalities and special political subdivisions.

We assume no obligation to supplement this opinion if any applicable laws change after the date of this opinion, or if we become aware of any facts that might change the opinions expressed above after the date of this opinion.

The opinions expressed in this letter are strictly limited to the matters stated herein, and no other opinions may be implied. This opinion is provided as a legal opinion only, effective as of the date of this letter and not as representations of fact. We understand that the addressee has made such independent investigations of the facts as the addressee deemed necessary, and that the determination of the extent of those investigations of fact that are necessary has been made independent of this opinion letter.

The opinions expressed in this letter have been prepared for your use in connection with the Registration Statement. We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name under the caption “Legal Matters” in the prospectus constituting a part of the Registration Statement. In giving our consent, we do not

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thereby admit that we are an “expert” within the meaning of the Securities Act. We further consent to the reliance by Jones Day upon the paragraphs of this opinion upon which it needs to rely in order to render its opinion with respect to the Operative Documents and the transactions contemplated by the Indenture and the Registration Statement to the extent related to the Opinion Parties, a copy of which opinion letter is filed as an exhibit to the Registration Statement, and for no other purpose.

Very truly yours,

/s/ Holland & Hart LLP